UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 23, 2023   (October 17, 2023)

ENCISION, INC.

(Exact name of registrant as specified in its charter)

Colorado	001-11789	84-1162056
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6797 Winchester Circle, Boulder, Colorado	80301
(Address of principal executive offices)	(Zip Code)

(303) 444-2600
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	ECIA	OTC Bulletin Board

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01	Change in Registrant’s Certifying Accountant.

Resignation of Prior Public Accounting Firm Due to Business Combination

Engagement of New Public Accounting Firm

On October 17, 2023, Encision, Inc. (“Encision” or the “Company”) was notified that Gries & Associates, LLC (“Gries”), the Company’s independent registered public accounting firm, had completed a business combination agreement with GreenGrowth CPAs Inc. (“GreenGrowth”). As a result of this transaction, Gries is resigning its engagement with the Company immediately. The Company’s current Gries audit team is now part of GreenGrowth.

On October 18, 2023, upon the approval of the Company’s Audit Committee, the Company engaged GreenGrowth as the Company’s new independent registered public accounting firm for the Company’s fiscal year ending March 31, 2023 and interim periods.

Gries’ reports on the Company’ financial statements for the past two years did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principles. The report had been prepared assuming that the Company would continue as a going concern and included an explanatory paragraph regarding the Company’s ability to continue as a going concern as result of recurring losses and a deficiency in shareholders’ equity.

During the years ended March 31, 2023 and 2022, and the subsequent period through October 17, 2023, there were (i) no disagreements (as described in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) between Encision and Gries on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to Gries’ satisfaction, would have caused Gries to make reference thereto in its reports on the financial statements for such years; and (ii) no “reportable events” within the meaning of Item 304(a)(1)(v) of Regulation S-K, except that Gries advised the Company of material weaknesses in its internal control over financial reporting as of March 31, 2023 and 2022.

During the Company’s two most recent fiscal years ended March 31, 2024 and 2023, and the subsequent interim period through the date of its engagement, the Company did not consult with GreenGrowth regarding either of the following: (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and GreenGrowth did not provide a written report or oral advice on any accounting, auditing or financial reporting issue that GreenGrowth concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue, or (ii) any matter that was either the subject of a disagreement, as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions, or a “reportable event,” as described in Item 304(a)(1)(v) of Regulation S-K.

The Company provided Gries with a copy of the disclosures it is making in this Current Report on Form 8-K and requested that Gries furnish a letter addressed to the Securities and Exchange Commission stating whether Gries agrees with the statements made herein. A copy of Gries’s letter dated October 23, 2023 is filed as Exhibit 16.1.

The Company provided GreenGrowth with a copy of the disclosures it is making in this Current Report on Form 8-K and requested that GreenGrowth furnish a letter addressed to the Securities and Exchange Commission stating whether GreenGrowth agrees with the statements made herein. A copy of GreenGrowth’s letter dated October 23, 2023 is filed as Exhibit 16.2.

Item 9.01   Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
16.1	Letter from Gries & Associates, LLC to the Securities and Exchange Commission, dated October 23, 2023.
16.2	Letter from GreenGrowth CPAs Inc. to the Securities and Exchange Commission, dated October 23, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENCISION, INC.
(Registrant)

Date: October 23, 2023
/s/ Mala M Ray
Mala M Ray
Controller
Principal Accounting Officer